UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2008 (November 26, 2008)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 925-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibit attached hereto) that are not purely historical facts, including statements regarding HC Innovations, Inc.'s (the “Company”) expectations or intentions for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks include the Company's failure to obtain financing, delays in obtaining regulatory or shareholder approvals, recruiting and retaining qualified personnel, potential litigation and other risks described in the Company's Securities and Exchange Commission filings. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company entered into a Binding Term Sheet dated November 26, 2008 (the “Term Sheet”) pursuant to which certain holders (the “Holders”) of certain senior secured promissory notes (the “Notes”) agreed to extend the maturity of their Notes. The Holders agreed to forbear from exercising any rights and remedies that may exist under the Notes until December 19, 2008. The Term Sheet contemplates that on or before December 19, 2008, the Company and the Holders will enter into mutually acceptable definitive documents pursuant to which the Notes will be amended (the “Amended Notes”). The Amended Notes shall be secured by a first ranking security interest over all assets of the Company and its subsidiaries. The Amended Notes shall mature on either (a) the earlier of (x) May 31, 2009, or (y) the closing of a transaction which would provide for the mandatory repayment of the Amended Notes (“Transaction”); or (b) in the event a Transaction does not close by May 31, 2009, the Notes shall mature on May 30, 2010 (the “Maturity Date”). The Amended Notes shall carry compounding interest of 1% per month (the “Interest”). Interest shall be payable at the Maturity Date of the Amended Notes.

In the event a Transaction does not close by May 31, 2009, at any time after such date, the Holders may convert their Amended Notes plus accrued interest into the Company’s common stock at $0.20 per share.

The Amended Notes shall carry 100% warrant coverage of the face value of the Amended Notes, plus Interest, exercisable at $0.30 per share (the “Warrants”). The Warrants shall be exercisable after May 31, 2009 (in the event a Transaction does not close) for a period of five years. The Company shall endeavor to seek shareholder approval for an increase in its authorized shares of common stock, sufficient to permit the exercise of the Warrants.

The Amended Notes and Warrants shall carry volume weighted average anti-dilution protection.

The Holders shall have certain additional rights, including, the right to appoint two directors to the Company’s Board of Directors, to veto the appointment of any new Chief Financial Officer, and to certain material information regarding the Company.

The Amended Notes shall contain such other terms and conditions as the parties may agree to for a transaction of this nature including, without limitation, representations and warranties, affirmative and negative covenants, and default provisions.

The Term Sheet is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit
Number	Description

10.1	Binding Term Sheet.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

HC INNOVATIONS, INC.
By:	/s/ David Chess, MD
Chief Executive Officer and President

December 3, 2007